
<ARTICLE> 7
<LEGEND>
Financial Data Schedules for the latest three fiscal years ended December 31, 1998 and the interim periods for the latest two fiscal years ended December 31, 1998 have been restated for the merger of SunAmerica Inc. into AIG. This merger was accounted for as a pooling of interests. The earnings per share information for these periods have also been restated for a common stock split in the form of a 25 percent common stock dividend paid July 30, 1999.
</LEGEND>
<RESTATED>
<MULTIPLIER> 1,000,000
<CURRENCY> U.S. DOLLARS

<PERIOD-TYPE>                   12-MOS                   12-MOS                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1998             DEC-31-1997             DEC-31-1996
<PERIOD-START>                             JAN-01-1998             JAN-01-1997             JAN-01-1996
<PERIOD-END>                               DEC-31-1998             DEC-31-1997             DEC-31-1996
<EXCHANGE-RATE>                                      1                       1                       1
<DEBT-HELD-FOR-SALE>                            66,317                  56,000                  47,504
<DEBT-CARRYING-VALUE>                           12,658                  12,530                  12,259
<DEBT-MARKET-VALUE>                             13,633                  13,366                  12,865
<EQUITIES>                                       6,268                   5,608                   6,276
<MORTGAGE>                                       6,702                   6,152                   4,458
<REAL-ESTATE>                                    1,606                   1,524                   1,476
<TOTAL-INVEST>                                 167,516                 143,880                 122,085
<CASH>                                             303                      87                      59
<RECOVER-REINSURE>                              17,744                  16,111                  16,527
<DEFERRED-ACQUISITION>                           8,081                   7,152                   6,819
<TOTAL-ASSETS>                                 233,676                 199,614                 172,330
<POLICY-LOSSES>                                 67,881                  57,902                  57,433
<UNEARNED-PREMIUMS>                             10,009                   8,739                   7,599
<POLICY-OTHER>                                       0                       0                       0
<POLICY-HOLDER-FUNDS>                           36,644                  32,673                  25,847
<NOTES-PAYABLE>                                 22,722                  18,397                  18,370
<PREFERRED-MANDATORY>                                0                       0                       0
<PREFERRED>                                        248                     248                     385
<COMMON>                                         3,284                   2,334                   1,539
<OTHER-SE>                                      26,591                  24,003                  21,781
<TOTAL-LIABILITY-AND-EQUITY>                   233,676                 199,614                 172,330
<PREMIUMS>                                      24,391                  22,377                  20,850
<INVESTMENT-INCOME>                              7,393                   6,375                   5,496
<INVESTMENT-GAINS>                                 124                      90                      57
<OTHER-INCOME>                                   (134)                    (93)                    (84)
<BENEFITS>                                      11,735                  11,325                  10,483
<UNDERWRITING-AMORTIZATION>                      2,117                   2,090                   1,844
<UNDERWRITING-OTHER>                             3,598                   3,135                   2,946
<INCOME-PRETAX>                                  6,277<F1>               5,310<F1>               4,468<F1>
<INCOME-TAX>                                     1,785                   1,525                   1,234
<INCOME-CONTINUING>                              4,492                   3,785                   3,234
<DISCONTINUED>                                       0                       0                       0
<EXTRAORDINARY>                                      0                       0                       0
<CHANGES>                                            0                       0                       0
<NET-INCOME>                                     4,492                   3,785                   3,234
<EPS-BASIC>                                       2.81                    2.45                    2.09
<EPS-DILUTED>                                     2.75                    2.40                    2.05
<RESERVE-OPEN>                                  21,171                  20,407                  19,693
<PROVISION-CURRENT>                             10,938                   9,732                   9,272
<PROVISION-PRIOR>                                (281)                   (376)                   (276)
<PAYMENTS-CURRENT>                               4,389                   2,976                   3,001
<PAYMENTS-PRIOR>                                 5,716                   5,616                   5,281
<RESERVE-CLOSE>                                 24,619<F2>              21,171                  20,407
<CUMULATIVE-DEFICIENCY>                            281                     399                     280

<F1>Amount represents income before income taxes and minority interest.
<F2>Includes the opening balances of net reserve for losses and loss expenses with respect to the acquisition of Transatlantic and
20th Century.

